First Amendment to the Joint Commercialization Agreement 1 Exhibit 10.1 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. FIRST AMENDMENT TO THE JOINT COMMERCIALIZATION AGREEMENT This FIRST AMENDMENT TO THE JOINT COMMERCIALIZATION AGREEMENT (the “Amendment”), effective as of January 1, 2020 (the “Effective Date”) is entered into by, between, and among Agensys, Inc., a California corporation (“Agensys”) and Seagen Inc. (formerly known as Seattle Genetics, Inc.), a Delaware corporation (“SGI”). Agensys and SGI are referred to individually as a “Party,” and together as the “Parties.” RECITALS WHEREAS, Agensys and SGI entered into a Collaboration and License Agreement, dated as of January 7, 2007, as amended (the “Collaboration Agreement”), to, among other things, collaborate on the development and commercialization of Collaboration Products (as defined in the Collaboration Agreement); WHEREAS, effective as of October 20, 2018, Agensys and SGI previously entered into a certain Joint Commercialization Agreement (the “Commercialization Agreement”), pursuant to which the parties agreed to jointly Promote and Commercialize the Product (as defined in the Commercialization Agreement) developed under the Collaboration Agreement; WHEREAS, the Parties would like to prospectively file U.S. income tax returns for periods beginning with the Effective Date January 1, 2020 with respect to the joint activities of the Commercialization Agreement as a partnership for U.S. federal income tax purposes with respect to the Commercialization of the Product in the Profit Share Territory (as defined therein); and WHEREAS, the Parties hereby wish to amend the Commercialization Agreement to memorialize the Parties’ intent for the arrangement under the Commercialization Agreement to be prospectively reported as a partnership for U.S. federal income tax purposes. NOW, THEREFORE, in consideration for the mutual promises provided herein, the Parties agree to the following: AMENDMENT 1. Definitions Except as otherwise provided by this Amendment, all capitalized terms shall have the meaning set forth in the Commercialization Agreement. 2. Treatment of the Commercialization Agreement as a Tax Partnership Section 4.3 (Taxes) of the Commercialization Agreement is deleted in its entirety and replaced with the following:

First Amendment to the Joint Commercialization Agreement 2 “4.3 Taxes. 4.3.1 Tax Partnership. Each Party understands, acknowledges and agrees that to the extent the Parties are sharing Net Profits and Net Losses pursuant to Section 4.1.1 with respect to the Product, then the Parties agree to report the arrangement as a partnership for United States income tax purposes (the “Tax Partnership”). The Parties further agree and acknowledge that, for U.S. federal income tax purposes, the prospective reporting shall be based on the treatment of the Tax Partnership commencing upon the effective date of the Commercialization Agreement (the “Tax Partnership Formation Date”). [*] 4.3.2. Tax Information Sharing. Each Party shall cooperate in providing any information reasonably requested by the other Party to enable such other Party to report the transactions contemplated by this Agreement on any required tax returns (including information returns), to respond to any request for information from the United States Internal Revenue Service or other taxing authority and to comply with its financial reporting obligations in connection with the financial reporting for taxes. 4.3.3 [*] 4.3.4 Tax Partnership Audits. SGI shall take steps to have the Tax Partnership elect under Section 6221(b) of the U.S. Internal Revenue Code, as amended (the “Code”) (such election, the “6221(b) election”) not to be subject to partnership-level audit proceedings under Sections 6221 et seq. of the Code (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, collectively, the “BBA”). SGI is hereby designated the “partnership representative” of the Tax Partnership for all years governed by this Agreement and the “designated individual” shall be an officer or employee of SGI. To the extent that the Tax Partnership is not eligible to make the 6221(b) election, (a) SGI shall represent the Tax Partnership in any disputes, controversies or proceedings with the Internal Revenue Service or with any state or local taxing authority and is hereby authorized to take any and all actions that it is permitted to take when acting in that capacity, (b) [*] (c) Agensys shall have the right to be notified of all tax proceedings, (d) the Tax Partnership shall make the election provided by Section 6226 of the Code in respect of any underpayments of tax resulting from an audit of the Tax Partnership [*] and (e) the foregoing provisions under this Section 4.3.4 shall survive termination of this Agreement and the termination of the Tax Partnership, and shall remain binding on each party for the period of time necessary to resolve with the Internal Revenue Service (or any other applicable taxing authority) all tax matters relating to the Tax Partnership. 4.3.5 Additional Matters. Notwithstanding Section 4.3.1 or any other provision of this Agreement, the Parties do not intend to create a partnership under the laws of any jurisdiction, except the Parties intend to file tax returns as a Tax Partnership as provided in this Section 4.3, and the Parties shall take positions consistent with the sharing of their Net Profits and Net Losses being a Tax Partnership for accounting and tax purposes with any applicable Governmental Authority in any other jurisdiction in which any activities contemplated by this Agreement and associated agreements are undertaken. To the extent that the activities contemplated by this Agreement are treated

First Amendment to the Joint Commercialization Agreement 3 in any such other jurisdiction as a partnership for purposes of computing SGI’s or Agensys’s tax liability in such jurisdiction, the Parties agree that, to the extent permissible under the Applicable Law of such jurisdiction, items of partnership income and deduction will be allocated in a manner that, as close as possible, places the Parties in the same position as if no deemed partnership were created. 4.3.6 Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the Collaboration under this Agreement, taking into account the application of this Section 4.3. 4.3.7 Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties and other payments made by one Party to the other under this Agreement, to the extent such payments are subject to tax withholding or similar obligations under the relevant Applicable Law. Without limiting the generality of the foregoing, each Party shall provide the other any tax forms and other information that may be reasonably necessary in order not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide any such tax forms to the other at least thirty (30) days prior to the due date for any payment for which one Party desires that the other Party apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, Indirect Taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. For clarity, if such withholding taxes, Indirect Taxes, or similar obligations have been shared equally by the Parties as an Allowable Expense, the Parties shall share equally in the amount of such recovery. 4.3.8 Payment of Taxes. To the extent a Party is required by Applicable Law to deduct and withhold taxes on any payment to the other Party, such Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other an official tax certificate or other evidence of such withholding sufficient to enable the payee to claim such payment of taxes. 4. Addition of Schedule 4.3.3 to the Commercialization Agreement The Commercialization Agreement is hereby amended by adding Exhibit A of this Amendment as Schedule 4.3.3 of the Commercialization Agreement. 5. Full Force and Effect Except as otherwise amended hereby, the terms and provisions of the Commercialization Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Commercialization Agreement and this Amendment, this Amendment shall control.

First Amendment to the Joint Commercialization Agreement 4 6. Governing Law This Amendment and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California. 7. Counterparts This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one amendment. [Signature page follows]

First Amendment to the Joint Commercialization Agreement 5 THIS AMENDMENT IS EXECUTED by the authorized representatives of the Parties effective as of the Effective Date. AGENSYS, INC. SEAGEN INC. By: /s/ Karissa Marcello By: /s/Audrey Sherman Name: Karissa Marcello Name: Audrey Sherman Title: Treasurer Title: Vice President, Tax Date: June 29, 2021 Date: July 13, 2021

First Amendment to the Joint Commercialization Agreement 6 Exhibit A Schedule 4.3.3 Partnership Tax Related Provisions Section 1.1. Tax Partnership. The activities of the Partners pursuant to the Commercialization Agreement in respect of the Product with respect to the Profit Share Territory shall be deemed to be conducted by the Tax Partnership; provided that the activities of the Parties with respect to the Royalty Territory are deemed to be activities conducted by SGI and Agensys outside of the Tax Partnership. The Tax Partnership, and the rights and obligations set forth in this Schedule 4.3.3, shall remain in existence until the Commercialization Agreement is terminated. Section 1.2. Definitions. Capitalized terms used, but not defined, herein will have the meanings ascribed to them in the Commercialization Agreement. For purposes of this Schedule 4.3.3: (a) “Adjusted Capital Account” has the meaning set forth in Section 1.4(e) of this Schedule 4.3.3. (b) “BBA” has the meaning set forth in Section 0 of the Commercialization Agreement. (c) “Book” means the method of accounting prescribed for compliance with the capital account maintenance rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as distinguished from any accounting method which a Party may adopt for other purposes such as financial reporting. (d) “Capital Account” has the meaning set forth in Section 1.4(a) of this Schedule 4.3.3. (e) “Capital Contribution” means, for each Partner, such Partner’s cash or property deemed contributed to the Tax Partnership. (f) “Fiscal Year” means the calendar year. (g) “Gross Asset Value” means, with respect to any asset of the Tax Partnership, the asset’s adjusted basis for federal income tax purposes, adjusted to reflect any adjustments required or permitted by Sections 1.704-1(b)(2)(iv)(d) through (g), (m) and (s) of the Treasury Regulations, as determined by the Partner Representative and mutually agreed upon by the Partners; provided, that in the case of any asset (other than cash) deemed contributed to the Tax Partnership, the initial Gross Asset Value of such property shall be equal to the fair market value of such asset as of the date of contribution, as determined by the Partnership Representative and mutually agreed upon by the Partners. (h) “Net Income” and “Net Losses” shall mean the Book income, gain, loss, deductions and credits of the Tax Partnership in the aggregate or separately stated, as appropriate,

First Amendment to the Joint Commercialization Agreement 7 as of the close of each Taxable Year on the Tax Partnership’s tax return filed for federal income tax purposes (or other allocation period). (i) “Partner” shall refer to a Party in its capacity as a member of the Tax Partnership. (j) “Partnership Representative” has the meaning set forth in Section 0. (k) “Percentage Interest” shall mean each Partner’s respective interest as determined in accordance with Section 4.1.1 of the Commercialization Agreement. (l) “Tax Code” means the Internal Revenue Code of 1986, as amended. (m) “Taxable Year” means the Tax Partnership’s Fiscal Year or such other year as may be required by Section 706 of the Tax Code. (n) “Treasury Regulations” means regulations (whether in final, proposed or temporary form) promulgated by the U.S. Department of the Treasury under the Tax Code, as amended. Section 1.3. Capital Contributions. (a) The amount of any Capital Contributions deemed contributed by each Partner to the Tax Partnership shall be determined by the Partnership Representative and mutually agreed upon by the Partners, including the deemed Capital Contributions addressed in (b) below. (b) Each Partner shall be deemed to have contributed to the Tax Partnership its share of costs borne by such Partner with respect to the Profit Share Territory, as determined by the Partnership Representative. Section 1.4. Capital Accounts. (a) The Tax Partnership shall maintain a separate capital account for each Partner according to the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations (a “Capital Account”). (b) Each Partner’s Capital Account: (i) shall be increased by (A) the deemed Capital Contributions by such Partner to the Tax Partnership (net of liabilities secured by the contributed property that the Tax Partnership is considered to assume or take subject to under Section 752 of the Tax Code), and (B) such Partner’s distributive share of Net Income and other items of income and gain allocated to such Partner, and (ii) shall be decreased by (A) the amount of money deemed distributed to such Partner by the Tax Partnership, (B) the fair market value of property (as determined by the Partnership Representative and mutually agreed upon by the Partners) deemed distributed to such Partner by the Tax Partnership (net of liabilities secured by the distributed property that the Partner

First Amendment to the Joint Commercialization Agreement 8 is considered to assume or take subject to under Section 752 of the Tax Code) and (C) such Partner’s distributive share of Net Losses and other items of loss and deduction allocated to such Partner. (c) Other adjustments shall be made to the Capital Accounts of the Partners to accord with the regulations promulgated under Section 704(b) of the Tax Code as mutually agreed upon by the Partners. (d) With respect to any Partner, the balance of such Partner’s Capital Account as of the end of the relevant fiscal year or other period, may be adjusted in accordance with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) (an “Adjusted Capital Account”). Section 1.5. Distributions. (a) Non-Liquidating Distributions. For purposes of maintaining Partners’ Capital Accounts, any payments made to the Partners in accordance with the provisions of Sections 4.1 and 4.2 of the Commercialization Agreement shall be treated as distributions described in Section 1.4(b)(ii) of this Schedule 4.3.3. Such distributions shall be deemed to have been made for tax purposes with respect to a Calendar Quarter when the amounts due or from each Party, as determined under Sections 4.1 and 4.2 of the Commercialization Agreement, are paid. (b) Liquidating Distribution. Upon the termination of the Commercialization Agreement, the distribution or division of assets pursuant to the applicable governing provisions of the Commercialization Agreement shall be treated as distributions in liquidation of the Tax Partnership. (c) Withholding for Taxes. In the manner described in Section 4.3.8 of the Commercialization Agreement, any Partner is authorized to withhold from distributions described in Section 1.5(a) or Section 1.5(b) of this Schedule 4.3.3 that are made or deemed made to the Partners, and with respect to allocations pursuant to Section 1.6 of this Schedule 4.3.3 to the Partners, and to pay over to any federal, state, local or foreign government, any such taxes as are required to be deducted or withheld under any provision of Applicable Law. Any amounts so withheld shall be treated as actually distributed pursuant to Sections 4.1 and 4.2 of the Commercialization Agreement and Section 1.5(a) or Section 1.5(b) of this Schedule 4.3.3, to the extent applicable. Section 1.6. Allocation of Net Income or Net Losses. Except as required by Section 1.7 of this Schedule 4.3.3, for purposes of adjusting the Capital Accounts of the Partners, the Net Income or Net Loss and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any Taxable Year or other period shall be allocated among the Partners in a manner that as closely as possible corresponds to the economic effect of the provisions of Sections 4.1 and 4.2 and the other relevant provisions of the Commercialization Agreement as reasonably determined by the Partnership Representative and subject to the consent of the other Partners (such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, the allocation of Net Income or Net Loss is not intended to alter the economic effect of the provisions of Sections 4.1 and 4.2 and other relevant provisions of the Commercialization Agreement.

First Amendment to the Joint Commercialization Agreement 9 Section 1.7. Regulatory Allocations. (a) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Capital Account (in excess of (i) the amount such Partner is obligated to restore upon liquidation of the Tax Partnership or upon liquidation of such Partner’s interest in the Tax Partnership and (ii) such Partner’s share of the Minimum Gain (as defined in Section 1.704-2 of the Treasury Regulations)) created by such adjustments, allocations or distributions as quickly as possible. Additionally, there are hereby incorporated herein such special allocation provisions governing the allocation of income, deduction, gain, and loss for U.S. federal income tax purposes as may be necessary under, and in the manner required by, the Treasury Regulations to ensure that this Schedule 4.3.3 complies with all requirements of Section 1.704-2 of the Treasury Regulations relating to “minimum gain” and “partner nonrecourse debt minimum gain” and the allocation and chargeback of so-called “nonrecourse deductions” and “partner nonrecourse deductions”, including a “qualified income offset”. (b) If the allocation of Net Loss (or items of loss or deduction) to a Partner as provided in Section 1.6(a) of this Schedule 4.3.3 would create or increase an Adjusted Capital Account deficit, then there shall be allocated to such Partner only that amount of Net Loss (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Net Loss (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partner, subject to the limitations of this Section 1.7(b). (c) Any special allocations pursuant to Section 1.7(a) or Section 1.7(b) shall be taken into account by the Partners in computing subsequent Book allocations under the Commercialization Agreement so that the net amount of the Book items allocated to each Partner shall, to the extent permitted under the Tax Code and Treasury Regulations, be equal to the net amount that would have been allocated to each Partner if such special allocations had not occurred. Section 1.8. Tax Allocations. (a) Except as otherwise provided in this Section 1.8(a) and Section 1.8(b) of this Schedule 4.3.3, for U.S. federal income tax purposes, all items of income gain, loss deduction and credit shall be allocated among the Partners in the same manner the corresponding Book item was allocated pursuant to Section 1.6(a) or Section 1.7(a) of this Schedule 4.3.3. In the case of contributed property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated first in a manner consistent with the requirements of Section 704(c) of the Tax Code to take into account the difference between the Gross Asset Value of such property and its adjusted tax basis at the time of contribution. If the Gross Asset Value of any asset of the Tax Partnership is adjusted pursuant to the terms of this Schedule 4.3.3, then subsequent allocations of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated with respect to such assets so as to take into account such adjustment in the same manner as under Section 704(c) of the Tax Code and the Treasury Regulations promulgated thereunder.

First Amendment to the Joint Commercialization Agreement 10 (b) The method under Section 704(c) of the Tax Code and the Treasury Regulations promulgated thereunder shall be [*] unless otherwise agreed by both Partners. For the sake of clarity, the allocations required by Section 1.7 and this Section 1.8(b) of this Schedule 4.3.3 are solely for purposes of federal, state and local income taxes and will not affect the allocation of Net Income or Net Losses as between the Partners or any Partner’s Capital Account. Section 1.9. Tax Reports, Tax Elections and Partnership Representative. (a) The Partnership Representative shall prepare and file, or cause to be prepared and filed, all necessary U.S. federal, state or local income tax returns for the Tax Partnership. [*] The Partnership Representative shall cause the Tax Partnership to furnish each Partner with an IRS Form K-1 for such Taxable Year. In addition, the Partnership Representative shall deliver or cause to be delivered not later than the 45th day after the end of each Taxable Year to each Partner all information that is reasonably necessary for the preparation of such Partner’s federal income tax returns and any state, local and foreign income tax returns that such Partner is required to file, and related financial reporting obligations of such Partner with respect to its ownership of the Tax Partnership. (b) The Partnership Representative will determine whether to make or revoke any available election pursuant to the Tax Code [*] Notwithstanding the foregoing, nothing in the Commercialization Agreement or this Schedule 4.3.3 shall prevent the Partnership Representative from making any of the following elections: (i) Adoption of any method of accounting within the meaning of Section 446 of the Tax Code, provided that such method is adopted in good faith and would be reasonable if all Partners were corporations subject to tax on their income at the same tax rate under Section 11(b) of the Tax Code; (ii) The election of the “traditional method” under Treasury Regulations § 1.704-3(d); (iii) The election described in Section 754 of the Tax Code; (iv) An election for the Tax Partnership to be treated as a partnership under Treasury Regulations § 301.7701-3 (or any comparable provision of state or local tax law, in each case, if necessary). (c) The Partners hereby agree to cooperate in good faith regarding any matters related to any tax elections or tax reporting positions of the Tax Partnership. (d) In the event that the Tax Partnership is ineligible to make an election out of the centralized partnership audit rules under §6221(b), then the Partnership Representative is authorized to (i) represent the Tax Partnership (at the Tax Partnership’s expense) in connection with all examinations of the Tax Partnership’s affairs by U.S. federal (and any applicable state) income tax authorities, including resulting administrative and judicial proceedings, and to expend Tax Partnership funds for professional services and costs associated therewith, (ii) take any other

First Amendment to the Joint Commercialization Agreement 11 actions permitted or necessary under the BBA, and (iii) make any available election under the BBA, including an election under Section 6226 of the Tax Code to push out any adjustments to the Partners, provided that the Partnership Representative shall keep the other Partners reasonably informed, shall provide the other Partners the opportunity to participate in any such matters, and shall not make an election under the BBA that could reasonably be anticipated to have a disproportionate adverse impact on a Partner without such Partner’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Each Partner agrees to (i) cooperate with the Partnership Representative as reasonably requested by the Partnership Representative with respect to the conduct of such proceedings and (ii) provide any information necessary to allow the Partnership Representative to make any election or decision permitted under the BBA. The Partnership Representative will, in its reasonable discretion, determine whether the Tax Partnership (either on its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority provided, however, that the Partnership Representative shall keep the other Partners reasonably informed [*] Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner, and if paid by the other Partner, will be recoverable from such Partner (including by offset against distributions otherwise payable to such Partner). The Partners agree to cooperate in good faith to notify each other regarding any tax notices or audits relating to the Tax Partnership. Section 1.10. Tax Position. Unless otherwise required by Applicable Law, beginning with the Effective Date of the First Amendment to the Joint Commercialization Agreement, no Partner will take a position on such Partner’s federal income tax return, in any claim for refund or in any administrative or legal proceedings that is inconsistent with the Commercialization Agreement or with any information return filed by the Tax Partnership. If any Partner believes that such a position is required by Applicable Law, such Partner must promptly notify the other Partner in writing, citing such Applicable Law or any interpretation thereof. Section 1.11. Termination of Tax Partnership. The Tax Partnership shall terminate upon the termination of the Commercialization Agreement. Section 1.12. Costs and Expenses. The Partnership Representative is authorized to engage professional advisors on behalf of the Tax Partnership in connection with the preparation and filing of tax returns, the defense and conduct of any tax audits or examinations and other tax compliance and reporting matters, and the costs and expenses associated therewith shall be considered and included as expenses of the Tax Partnership. Section 1.13. Books and Records. The Tax Partnership shall keep or cause to be kept at the office of the Partnership Representative (or at such other place as the Partners in their discretion shall determine) full and accurate books and records regarding the status of the business and financial condition of the Tax Partnership and shall make the same available to the Partners upon request, subject to the provisions of the Act. Such books and records shall be maintained in accordance with generally accepted accounting principles and Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.